As filed with the Securities and Exchange Commission on November 30, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PBF ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	2911	45-3763855
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(973) 455-7500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Trecia M. Canty, Esq.
Senior Vice President, General Counsel and Secretary
PBF Energy Inc.
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(973) 455-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Philip Haines, Esq.	Michael Swidler, Esq.
Jordan Hirsch, Esq.	Baker Botts L.L.P.
Hunton Andrews Kurth LLP	30 Rockefeller Plaza
600 Travis St., Suite 4200	New York, New York 10112-4498
Houston, Texas 77002	(212) 408-2500
(713) 220-4200

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effectiveness of this registration statement and all other conditions to the proposed merger contemplated by the Agreement and Plan of Merger, dated July 27, 2022, described in the Registration Statement on Form S-4 filed by PBF Energy Inc. on August 26, 2022, as amended (File No. 333-267119), which was declared effective by the Securities and Exchange Commission on October 21, 2022, have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-267119

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.   (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                      ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)            ☐

This registration statement shall become effective immediately upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-267119) (as amended, the “Prior Registration Statement”), which was declared effective on October 21, 2022, PBF Energy Inc., a Delaware corporation (“PBF Energy”), registered an aggregate of 8,852,370 shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and paid an aggregate fee of $57,321.47. PBF Energy is filing this Registration Statement on Form S-4 (this “Registration Statement”) pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, solely to register 12,317 additional shares of its Class A Common Stock for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of July 27, 2022, by and among PBF Energy, PBF Energy Company LLC, PBFX Holdings Inc., Riverlands Merger Sub LLC, PBF Logistics LP and PBF Logistics GP LLC. The additional securities that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Tables set forth in Exhibit 107 as filed with the Prior Registration Statement.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

Exhibit Index

Exhibit Number	Description

5.1*	Opinion of Hunton Andrews Kurth LLP, regarding legality of securities being registered.

23.1*	Consent of Deloitte & Touche LLP (PBF Energy Inc.).

23.2*	Consent of Deloitte & Touche LLP (PBF Logistics LP).

23.3*	Consent of Hunton Andrews Kurth LLP (included as part of Exhibit 5.1).

24.1**	Powers of Attorney for PBF Energy Inc.

99.1*	Consent of Intrepid Partners LLC.

107*	Filing Fee Table.

*	Filed herewith.
**
Previously filed with the registrant’s Registration Statement on Form S-4 (Registration No. 333-267119), as amended, which was initially filed with the Securities and Exchange Commission on August 26, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on the 30th day of November, 2022.

PBF ENERGY INC.
By:	/s/ Thomas J. Nimbley
Thomas J. Nimbley
Chief Executive Officer
(Principal Executive Officer)
(signing on behalf of the Registrant)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Nimbley	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 30, 2022
Thomas J. Nimbley

/s/ C. Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	November 30, 2022
C. Erik Young

*	Chief Accounting Officer (Principal Accounting Officer)	November 30, 2022
John Barone

*	Director	November 30, 2022
Spencer Abraham

*	Director	November 30, 2022
Wayne A. Budd

*	Director	November 30, 2022
Karen B. Davis

*	Director	November 30, 2022
Paul Donahue

*	Director	November 30, 2022
Gene Edwards

*	Director	November 30, 2022
Robert J. Lavinia

*	Director	November 30, 2022
Kimberly S. Lubel

*	Director	November 30, 2022
George E. Ogden

*	By Trecia M. Canty pursuant to powers of attorney previously filed with the Prior Registration Statement.

By:	/s/ Trecia M. Canty
Trecia M. Canty
Attorney-in-Fact